Exhibit 3.26(a)

CERTIFICATE OF INCORPORATION

OF

BP NORTH AMERICA EXPLORATION INDONESIA INC.

           FIRST. The name of the corporation is BP NORTH AMERICA EXPLORATION INDONESIA INC.

           SECOND. The address of the corporation's registered office in the State of Delaware is No. 100 West Tenth street in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

           THIRD. The purpose of the corporation is to engage in any lawful act or activity for which, corporations may be organized under the General Corporation Law of Delaware.

           FOURTH. The total number of shares which the corporation shall have authority to issue is 1,000 shares of Common Stock, and the par value of each of such shares is $1.00.

           FIFTH. The name and mailing address of the incorporator is Vincent J. Farago, 620 Fifth Avenue, New York, New York 10020

           SIXTH. The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

           SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

           IN WITNESS WHEREOF, I have signed this certificate of incorporation this 3rd day of May, 1982.

/s/ Vincent J. Farago Vincent J. Farago

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

           BP North America Exploration Indonesia Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

           FIRST: That in lieu of a meeting and in accordance with provisions of Section 228 of the General Corporation Law of the State of Delaware, the stockholder has, by written consent, adopted the following amendment to the Certificate of Incorporation:

"RESOLVED. that the Certificate of Incorporation of the Company be, and the same hereby is, amended by deleting in its entirety Article FIRST thereof and inserting in lieu thereof a new Article FIRST reading as follows:

'FIRST: The name of the corporation is BP Coal America Inc.' and

FURTHER RESOLVED, that the Chairman, any Vice Chairman, the President, or any Vice President and the Secretary or Assistant Secretary of the Company be, and each hereby is, authorized and directed to execute a Certificate of Amendment of Certificate of Incorporation of the Company setting forth the foregoing resolution adopting an amended Article FIRST and to cause such certificate to be filed with the Secretary of State of Delaware and recorded with the Recorder of Deeds of New Castle County."

           SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, BP North America Exploration Indonesia Inc. has caused this Certificate to be signed by G. J. Dunn, its Vice President and attested by P. S. Gibbs, its Assistant Secretary, this 23rd day of March. 1988.

BP North America Exploration Indonesia Inc. /s/ G.J. Dunn G. J. Dunn, Vice President

ATTEST:

/s/ P. S. Gibbs
P. S. Gibbs, Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

           BP Coal America Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. does hereby certify:

           FIRST: That in lieu of a meeting and in accordance with provisions of Section 228 of the General Corporation Law of the State of Delaware. the stockholder has, by written consent, adopted the following amendment to the Certificate of Incorporation:

"RESOLVED, that the Certificate of Incorporation of the Company be, and the same hereby is, amended by deleting in its entirety Article FIRST thereof and inserting in lieu thereof a new Article FIRST reading as follows:

'FIRST: The name of the corporation is BP Coal (USA) Inc.'; and

FURTHER RESOLVED. that the Chairman, any Vice Chairman. the President, or any Vice President and the Secretary or Assistant Secretary of the Company be. and each hereby is, authorized and directed to execute a Certificate of Amendment of Certificate of Incorporation of the Company setting forth the foregoing resolution adopting an amended Article FIRST and to cause such certificate to be filed with the Secretary of State of Delaware and recorded with the Recorder of Deeds of Now Castle County."

           SECOND: That the foregoing amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

           THIRD: That the effective date of this Certificate of Amendment shall be January 31, 1989 at 8:30 a.m.

           IN WITNESS WHEREOF, BP Coal America Inc. has caused this Certificate to be signed by G. J. Dunn, its Vice President and attested by P. S. Gibbs, its Assistant Secretary, this 20th day of January, 1989.

BP Coal America Inc. /s/ G.J. Dunn G. J. Dunn, Vice President

ATTEST:

/s/ P.S. Gibbs
P. S. Gibbs, Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

           BP COAL (USA) INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

           FIRST: That in lieu of a meeting and in accordance with provisions of Section 228 of the General Corporation Law of the State of Delaware, the stockholder has, by written consent adopted the following amendment to the certificate of Incorporation;

"RESOLVED, that the Certificate of Incorporation of the Company be, and the same hereby is, amended by deleting in its entirety Article FIRST thereof and inserting in lieu thereof a new Article FIRST reading as follows:

'FIRST: The name of the corporation in Franklin Coal Sales Company';

FURTHER RESOLVED, that the Chairman, any vice chairman, the President, or any Vice President and the Secretary or Assistant Secretary of the Company be, and each hereby is, authorized and directed to execute a Certificate of Amendment of Certificate of Incorporation of the Company setting forth the foregoing resolution adopting an amended Article FIRST and to cause such certificate to be filed with the Secretary of State of Delaware and recorded with the Recorder of Deeds of New Castle County."

           SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, BP COAL (USA) INC. has caused this Certificate to be signed by C. J. Kaptur, its Vice President and attested by E.J. Moriarty, its Secretary, this 7th day of May, 1990.

BP COAL (USA) INC. /s/ C.J. Kaptur C.J. Kaptur, Vice President

ATTEST:

/s/ Edward J. Moriarty
E.J. Mariarty, Secretary